Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37224 and 333-135338 on Form S-8 of Air T, Inc. and subsidiaries of our report dated June 5, 2012, relating to the consolidated financial statements of Air T, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Air T, Inc. and subsidiaries for the year ended March 31, 2012.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 5, 2012